INVESTMENT AGREEMENT

     This Investment Agreement is made as of October 19, 1998, between SAINT ANDREWS GOLF CORPORATION, a Nevada corporation (the "Company"), whose address is 5325 South Valley View Boulevard, Suite 4, Las Vegas, Nevada 89118, and LAS VEGAS DISCOUNT GOLF & TENNIS, INC., a Colorado corporation (the "Purchaser"), whose address is 5325 South Valley View Boulevard, Suite 4, Las Vegas, Nevada 89118.

                                   SECTION 1
                AUTHORIZATION AND SALE OF SERIES B PREFERRED

     1.1 Authorization. The Company will authorize the sale and issuance of Two Hundred Fifty Thousand (250,000) shares (the "Shares") of its Series B Convertible Preferred Stock ("Series B Preferred"), having the rights, privileges and preferences as set forth in the Certificate of Designation (the "Certificate") in the form attached to this Agreement as Exhibit A. The Shares of Common Stock into which the Shares will be convertible are referred to herein as the "Conversion Stock."

     1.2 Sale of Series B Preferred. Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and agreements of the parties contained herein, the Company will issue and sell to the Purchaser, and the Purchaser will buy from the Company, Two Hundred Fifty Thousand (250,000) shares of Series B Preferred at a purchase price of Ten Dollars ($10.00) per share, for an aggregate purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000.00). The parties hereto understand that the number of shares of Series B Preferred to be purchased hereunder may be reduced, and the aggregate purchase price reduced accordingly, to the extent Three Oceans, Inc. ("Three Oceans") exercises its rights of first refusal pursuant to that certain Investment Agreement between Three Oceans and the Company (the "Sanyo Agreement").

     1.3 Summary of Terms of Series B Preferred. The following summary of the Series B Preferred is provided for information purposes only and is subject to the description set forth in Exhibit A:

     Each share of Series B Preferred is convertible, at the option of the Purchaser, into one share of the Company's Common Stock, subject to the Anti-Dilution Provisions set forth herein. In the event of liquidation or dissolution of the Company, each share of Series B Preferred will have a $10.00 liquidation preference to be paid pari passu on a prorata basis with liquidation preference of the Series A Convertible Preferred Stock of the Company (the "Series A Preferred") and over all other shareholders. After the distribution described above has been paid, the remaining assets of the Company available for distribution to shareholders shall be distributed among the holders of Series B Preferred, the Series A Preferred (together with the Series B Preferred and any other series of preferred stock of the Company which may hereafter be issued, the "Preferred") and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series B Preferred and Series A Preferred). In addition, holders of Series B Preferred shall be entitled to receive dividends at a rate equal to the rate per share payable to Common Stock or Series A Preferred holders, assuming conversion of Series B Preferred and Series A Preferred, payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared payable to holders of Common Stock or Series A Preferred by the board of directors of the Company and shall be non-cumulative. In the event the Company shall declare a

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distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series B Preferred shall be entitled to a proportionate share of any such distribution as though the holders of the Series B Preferred were the holders of the number of shares of Common Stock of the Company into which their respective shares of Series B Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution. Each share of Series B Preferred will have one vote and will vote along with the holders of the Common Stock and the Series A Preferred except as otherwise specified herein. The Series B Preferred can be redeemed by the Company if there is an effective registration statement filed with the Securities and Exchange Commission covering the issuance of the Common Stock upon conversion of the Series B Preferred and the following two conditions are satisfied: (a) the Company earns $1,000,000 of pre-tax income for a fiscal year according to the year-end audited financial statements; and (b) the closing bid price of the Company's Common Stock is a least $15.00 for 20 consecutive trading days. If the Company notifies the Purchaser of its intent to redeem the Series B Preferred, the Purchaser will have at least 30 days to elect to convert its Series B Preferred or accept the redemption price of $12.50 per Share. The Series B Preferred shall be pari passu with the Series
A Preferred and the Company shall not authorize or issue any class or series of securities having rights or preferences senior to or pari passu with those of Series B Preferred without a vote of the holders of a majority of the Series B Preferred outstanding, voting separately as a class.

     1.4 Adjustment of Price and/or Terms. If at any time and each time within three (3) years after the Closing (as defined in Section 2.1 below), the Company offers to sell or grants, sells or issues shares of its capital stock to any persons or entity other than the Purchaser at a lower price per share than the purchase price paid by the Purchaser for the Shares and/or on more favorable terms and conditions than those afforded to the Purchaser in connection with the purchase of the shares of Series B Preferred (taking into account any equitable adjustment in accordance with the Anti-Dilution Provisions), the Company agrees to retroactively apply such lower price and/or more favorable terms and conditions to the Shares purchased by the Purchaser or to the Conversion Stock acquired by the Purchaser. At the Purchaser's request, the Company shall either (a) issue the Purchaser additional shares of Series B Preferred in the amount equal to (i) the amount of any such overpayment by the Purchaser divided by (ii) such lower price charged by the Company to any person or entities or (b) deliver to the Purchaser the amount of any such overpayment in cash.

                                   SECTION 2
                            CLOSING DATE; DELIVERY

     2.1 Closing Date. The closing of the purchase and sale of the Series B Preferred hereunder shall be held at the offices of the Company sixteen days from the execution hereof (the "Closing"), or at such other time and place upon which the Company and the Purchaser shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

     2.2 Delivery. At the Closing, the Company will deliver to the Purchaser a certificate or certificates, registered in the Purchaser's name representing Two Hundred Fifty Thousand (250,000) Shares against payment of the purchase price therefor, by check payable to the Company or wire transfer per the Company's instructions. The total purchase price shall be paid by the Purchaser to the Company in one installment without interest thereon.

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                                  SECTION 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B (which Schedule makes specific reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty to which such exception shall apply), the Company represents and warrants to the Purchaser as follows:

     3.1 Definition of Material. For purposes of this Section 3, material shall mean anything having a value or effect of more than $50,000.

     3.2 Organization and Standing; Articles and By-Laws. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is not presently qualified to do business as a foreign corporation in any jurisdiction, and the failure to be qualified will not have a material adverse affect on the Company's business as now conducted or as now proposed to be conducted. The Company has furnished the Purchaser with copies of its Articles of Incorporation (the "Articles") and By-Laws, as amended. Said copies are true, correct and complete and contain all amendments through the Closing Date.

     3.3 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, at the Closing will have all requisite legal and corporate power and authority to sell and issue the Shares hereunder, to issue the Conversion Stock upon conversion of the Shares, and to carry out and perform its obligations under the terms of this Agreement.

     3.4 Subsidiaries. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

     3.5 Capitalization. The authorized capital stock of the Company consists, or upon the filing of the Certificate will consist, of 10,000,000 shares of Common Stock, of which 3,000,000 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, of which (a) 500,000 shares have been designated "Series A Preferred" and are issued and outstanding and (b) 250,000 shares have been designated "Series B Preferred," of which none is issued and outstanding prior to the Closing. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The Company has reserved shares of Series B Preferred for issuance hereunder, 250,000 shares of Common Stock upon conversion of the Series B Preferred, 500,000 shares of Common Stock upon conversion of Series A Preferred, 500,000 shares for issuance upon exercise of outstanding Class A Warrants (exercise price of $6.50), 100,000 shares of Common Stock for issuance upon exercise of outstanding Underwriter's Warrants (exercise price of $5.40), 250,000 shares of Common Stock for issuance upon exercise of the option under the Sanyo Agreement and 50,000 shares of Common Stock for issuance upon exercise of the Underwriter's Class A Warrants (exercise price of $7.80). Options to purchase 657,000 shares of Common Stock are issued and outstanding under the Company's employee stock option plan. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. The Series B Preferred shall have the rights, preferences, privileges and restrictions set forth in the Certificate. Except as set forth above, there are no options, warrants or other rights to purchase any of the Company's capital stock. Except as set forth in any agreement entered into with the Purchaser, the Company is not a party or subject to any agreement or

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understanding, and there is no agreement or understanding between any persons that affects or related to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

     3.6 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Stock and the performance of all of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable in accordance with its respective terms. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will have the rights, preferences and privileges described in the Certificate; the Conversion Stock has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Certificate, will be validly issued, fully paid and nonassessable; and the Shares and Conversion Stock will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders hereof through no action of the Company; provided, however, that the shares of the Conversion Stock will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. Except as set forth in the Sanyo Agreement, the Shares are not subject to any preemptive rights or rights of first refusal.

     3.7 Financial Statements. The Company has delivered to the Purchaser its audited balance sheet and statements of operations and cash flow was of and for the period ended December 31, 1997, and its combined unaudited balance sheet and statements of operations and cash flows as of and for the period ended June 30, 1998 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements do not contain footnotes. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the period, indicated therein. The financial statements for the year ended December 31, 1997, were audited by Arthur Andersen LLP.

     3.8 Absence of Changes. Since June 30, 1998: (a) the Company has not entered into any transaction which was not in the ordinary course of business,
(b) there has been no materially adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse, (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially and adversely affecting the business or operations of the Company, (d) the Company has not declared or paid any dividend or made any distribution on its stock, or redeemed, purchased or otherwise acquired any of its stock, (e) the Company has not increased the compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business, (f) there has been no resignation or termination of employment of any key officer, consultant or employee of the Company, and the Company does not know of the impending resignation or termination of employment of any such officer, consultant or employee that if consummated would have a material adverse effect on its business, (g) there has been no labor dispute involving the Company or its employees and none is pending or, to the best of the Company's knowledge, threatened, (h) there has not been any change, except in the ordinary course of business, in the contingent obligations of the Company, by

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way of guaranty, endorsement, indemnity, warranty or otherwise, (i) there have not been any loans made by the Company to any of its employees, officers or directors other than travel advances and office advances made in the ordinary course of business and (j) to the best of the Company's knowledge, there has been no other event or condition of any character pertaining to and materially and adversely affecting the assets or business of the Company.

     3.9 Material Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate) except
(a) the liabilities and obligations set forth in the Financial Statements, (b) liabilities and obligations which have been incurred subsequent to June 30, 1998, in the ordinary course of business which have not been in the aggregate materially adverse, (c) liabilities and obligations under lease for its principal offices and for equipment, and (d) liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the normal course of business.

     3.10 Title to Properties and Assets; Liens, etc. The Company has good and marketable title to its properties and assets, and has good title to all of its leasehold interests in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than the lien of current taxes not yet due and payable. Each of the Company's assets is in good repair and good, marketable and operating condition and is suitable for the purposes for which it presently is being used and is intended to be used by the Company and is adequate and suitable to meet all present and reasonably anticipated future requirements of the Company. The Company's assets conform to all applicable laws, ordinances, codes, rules and regulations, and the Company has not received any notice to the contrary. The Company does not own, of record or beneficially, any real property. Exhibit C sets forth a list and description of all property leased or subleased to or by the Company.

     3.11 Compliance with Other Instruments; None Burdensome, etc. The Company is not in violation of any term of its Articles or By-Laws, or, in any material respect, of any term or provision of any mortgage, indebtedness, indenture, contract, security agreement, agreement, instrument, judgment or decree, and, to the best of its knowledge, is not in violation of any order, statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Series B Preferred and the Conversion Stock has not resulted and will not result in any violation of, or conflict with, or constitute a default (or an event that might, with the passage of time or the giving of notice or either of them, constitute a default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other person the right to cause such a termination of or loss under, and will be in compliance with, the Company's Articles, By-Laws and all of its agreements, permits and licenses or any provision of federal, state, local or foreign statute rule ordinance or regulation applicable to the Company or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the capital stock, properties or assets of the Company or the creation, maturation or acceleration of any liability or obligation of the Company (or give to any other person the right to cause such a creation, maturation or acceleration); and there is no such violation or default which adversely affects the business of the Company or any of its properties or assets.

     3.12  Intangible Assets.

          (a) The Company (i) owns or has the right to use, free and clear of all liens, claims and restrictions, all Intellectual Property (as hereinafter defined) used in the conduct of its business as now conducted or as proposed to be conducted without infringing upon or otherwise acting adversely to the

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right or claimed right of any person under or with respect to any of the foregoing, and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, license of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. "Intellectual Property" means (a) all inventions (whether patentable or unpatentable) and whether or not reduced to practice, all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuance, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and producing processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software and information systems, programs, (including data and related documentation), whether owned or leased by the Company, (g) all other proprietary rights and (h) all copies and tangible embodiments thereof (in whatever form or medium). The Company has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses and has never granted any sublicense or similar right to any third party with respect to such Intellectual Property.

          (b) The Company owns and has the unrestricted right to use all Intellectual Property required for or incidental to the development, construction and operation of the SportPark segment of its business, free and clear of any rights, liens or claims of others, including without limitation, former employers of all current and former employees, consultants, officers, directors and shareholders of the Company.

          (c) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the stockholders and directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company.

          (d) Exhibit D identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and each license, agreement or other permission which the Company has granted to any third party with respect to any of its Intellectual Property. The Company has delivered to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date). Exhibit D also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Exhibit D:
(i) the Company possesses all right, title and interest in and to the item, free and clear of any Liens, license or other restriction, (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or

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charge, (iii) no action, suit proceeding hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of each of the shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of the item and (iv) the Company has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

     3.13 Litigation, etc. There is no suit, action, hearing, investigation, claim or litigation, or legal, administrative, arbitration or other proceeding pending or, to the best knowledge of the Company after due inquiry, threatened against or affecting the Company, its business or any of its property or assets, before any court, arbitrator, or federal, state, municipal or other governmental board, department, agency or instrumentality, and there is no basis for any such action. There is no judgment, decree, injunction, ruling, award, charge, order or writ of any court, governmental department, commission, agency, instrumentality, arbitration or other person outstanding against, binding upon or involving the Company, its business, any directors or officers of the Company. None of the matters set forth on Exhibit B could result in any material adverse effect. The Company owns policies of casualty, liability or other forms of insurance which provide coverages in amount and scope sufficient to cover every claim, action, cause of action, suit, proceeding, litigation, arbitration or investigation arising out of, related to, or in connection with those matters listed on the schedule of exception. Neither the Company nor any of its directors, officers or employees is currently charged with, or is currently under investigation with respect to, any violation of any provision of any foreign, federal, state or local law or administrative regulation in respect of the business of the Company. The Company is not in default with respect to any judgment, decree, injunction, ruling, award, order or writ of any foreign, federal, state, municipal agency or other governmental department, board, commission, bureau, agency or instrumentality.

     3.14 Employees. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, non-disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. There are no controversies pending nor, to the best knowledge of the Company any basis of any such controversies, between the Company and any of its employees. To the knowledge of the Company, and the directors and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not bound by any collective bargaining agreement, nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has not committed any unfair labor practice. None of the shareholders or the directors or officers (or employees with responsibility for employment matters) of the Company has any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

     3.15 Employee Agreements. There are no pension, profit-sharing, bonus, group insurance, death benefit, vacation pay, severance pay, sick leave, holiday pay, welfare, or any other employee benefit or "fringe benefit" plans or arrangements relating to the current or former employees or consultants of the Company. In addition, there are no employment, deferred compensation, collective bargaining, retainer, savings, consulting, non-competition, retirement or incentive agreements, contracts, plans or arrangements relating to, with or for the benefit of any officers or employees of the Company or other persons.
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     3.16  Certain Transactions.  The Company is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever; none of said officers, directors or shareholders, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own less than 1% of the stock of publicly-traded companies which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.17 Material Contracts and Obligations. Attached hereto as Exhibit E is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which the Company is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company; or which involve transactions or proposed transactions between the Company and its officers, directors, affiliates or any affiliate thereof. Copies of certain of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by the Purchaser and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all respects, assuming due execution by the other parties to such agreements and contracts. To the best knowledge of the Company, the Company and each other party to each such agreement and contract has performed all obligations required to be performed by it thereunder and is not in breach or default, and is not alleged to be in breach or default, in any respect thereunder, and no event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or any of them) that would become or cause a breach, default or event of default thereunder, would give to any person the right to cause such a termination or would cause an acceleration of any obligation thereunder.

     3.18 Registration Rights. Except as set forth in this Agreement or as set forth in the Sanyo Agreement, the Company is not under any contractual obligation to register (as defined in Section 8.1 below) any of its presently outstanding securities or any of its securities which may hereafter be issued.

     3.19 Governmental Consent, etc. No consent, approval, order or authorization of (of designation, declaration or filing with) any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Series B Preferred and the Conversion Stock, or the consummation of any other transaction contemplated hereby, except (a) filing of the Certificate in the office of the Secretary of the State of Nevada, and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) or the offer and sale of the Series B Preferred and the Conversion Stock under applicable estate securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

     3.20 Offering. Subject to the accuracy of the Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Series B Preferred to be issued in conformity with the terms of this Agreement, and the issuance of the Conversion Stock upon conversion of the Series B Preferred, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").
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     3.21  Brokers or Finders.  The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     3.22 Tax Matters. The Company (a) has timely filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Company's operations for tax purposes), (b) has timely paid all taxes owed by it for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings), and (c) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The assessment of any additional taxes for a period for which returns have been filed is not expected to exceed the recorded liability therefor, and there are no material unresolved questions or claims concerning the Company's tax liability. The Company's tax returns have not been reviewed or audited by any federal, state, local or county taxing authority. There is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to the Company, would result in the assertion by any taxing authority of any valid deficiency in any material amount for taxes.

     3.23  Insurance.  With respect to each insurance policy maintained by the
Company: (a) the policy is legal, valid, binding, enforceable and in full force and effect, (b) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following consummation of the transactions contemplated hereby, (c) neither the Company nor any other party to the policy is in breach of default (including with respect to the payment of premiums or the giving of notices) and (d) no party to the policy has repudiated any provision thereof. The Company has been covered since its formation by insurance in type, scope and amount that (x) meet the minimum requirements of any contract, lease or agreement to which the Company is a party and (y) is customary and reasonable for the business in which it has engaged during such period including, without limitation, fire, casualty, liability and key-man life (on the lives of Ron and Vaso Boreta) insurance polices. The Company has not failed to give any notice or present any claim under any insurance policy in a due and timely fashion.

     3.24 Environmental and Safety Regulations. The Company is not in violation of any environmental laws or regulations, including without limitation any and all applicable federal, state and local laws, regulations and ordinances relating to air and water pollution and handling and disposal of chemical and hazardous materials (hereinafter the "Environmental Laws"). The Company possesses all of the authorizations, permits and approvals required to be obtained by applicable Environmental Laws; neither the Company nor any stockholder has received any notice from any governmental authority or has knowledge of any governmental inquiry or investigation or any other claim, suit or proceeding against or involving the Company with respect to any actual or alleged violation of any applicable Environmental Law and all hazardous waste and chemical waste materials have been disposed of in accordance with all applicable Environmental Laws. There have been no spills, dumping, discharge or clean-up of hazardous waste or chemical materials in violation of any Environmental Laws on or at any premises owned or any premises occupied by the Company.

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
     3.25  Employee Benefit Plans.

          (a) The Company has never maintained or contributed to, and does not maintain or contribute to any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company has not incurred any liability under ERISA (including any withdrawal liability) or under the Internal Revenue Code of 1986, as amended Code (the "Code"), with respect to any Employee Benefit Plan.

          (b) The Company does not contribute to, nor has ever had contributed to and has never been required to contribute to any multi-employer plan or has any liability (including withdrawal liability) under any multi-employer plan.

          (c) The Company does not maintain or contribute to, nor has it ever maintained or contributed to, nor has it ever been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

     3.26 Minute Books. The minute books of the Company contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately.

     3.27 Legal Compliance. The Company has complied with all applicable laws, statutes, and ordinances (including without limitation all rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against it alleging any failure to so comply. The Company has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its business, all of which are valid and effective. No notice has been issued and no investigation or review is pending or threatened by any governmental entity with respect to (a) any alleged violation by the Company of any law, statute or ordinance, rule, regulation, code, plan, injunction, judgment, order, decree, ruling, charge, policy or guideline of any federal, state, local or foreign governmental entity(or agency thereof), or (b) any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of the Company.

     3.28 Disclosure. This Agreement with the Exhibits hereto and all information provided by the Company to the Purchaser do not contain any untrue statement of a fact or omit to state a fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made.

                                   SECTION 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company with respect to the purchase of the Shares as follows:

     4.1 Experience. It has experience in evaluating and investing in private placement transactions of securities in companies so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

     4.2 Investment. It is acquiring the Shares and the Conversion Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares and the Conversion Stock have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein.

     4.3 Rule 144. It acknowledges that the Shares and the Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "brokers transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three month period not exceeding specified limitations.

     4.4 Access to Data. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to review the Company's facilities. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description. However, no investigation by, or furnishing of information to, the Purchaser shall affect or modify the representations, warranties and agreements of the Company set forth herein or the right of the Purchaser to rely exclusively thereon and to seek and obtain all damages and other remedies available to the Purchaser in connection with the breach of any of the representations, warranties and covenants contained herein.

     4.5 Authorization. This Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms subject to (a) the laws of bankruptcy and the laws affecting creditor's rights generally and (b) the availability of equitable remedies.

     4.6 Brokers or Finders. The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement.

     4.7 Required SEC Filings. The Purchaser acknowledges that within 10 days after the Closing, it will be required to file an amended Schedule 13D or
Schedule 13G, as appropriate, and a Form 4 with the Securities and Exchange Commission.

                                   SECTION 5
                      THE PURCHASER'S CONDITIONS TO CLOSING

     The Purchaser's obligations to purchase the Shares at the Closing are subject to the fulfillment of the below-listed conditions, the waiver of which shall not be effective against the Purchaser unless it consents in writing thereto. If at the Closing Date any of the conditions specified in this

Agreement shall not have been fulfilled, the Purchaser shall, at the Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights Investor may have by reason of such nonfulfillment.

     5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true, complete and correct when made, and shall be true, complete and correct on the Closing Date.

     5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

     5.3 Compliance Certificate. The Company shall have delivered to the Purchaser a certificate of the Company, executed by the President of the Company, dated the Closing Date, and certifying, among other things, to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

     5.4 Good Standing Certificate. The Company shall have delivered to the Purchaser a certificate of good standing of the Company under the laws of the State of Nevada.

     5.5 Certificate of Amendment. The Certificate shall have been filed with the Secretary of State of the State of Nevada.

     5.6 Legal Matters. All matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Purchaser.

     5.7 Co-Sale Agreement. The Purchaser and each of Messrs. John Boreta, Ron Boreta or Vaso Boreta or Boreta Enterprises Ltd. or any of their respective affiliates shall each have entered into a Co-Sale Agreement which shall have a term of two years in the form attached hereto as Exhibit F.

     5.8 Right of First Refusal. The Company shall have complied with all provisions of the Sanyo Agreement as such provisions relate to, or are applied to, this Agreement or consummation of the transactions contemplated hereby.

     5.9 Opinion of the Company's Counsel. The Purchaser shall have received from Krys, Boyle, Freedman & Sawyer, P.C., counsel to the Company, an opinion dated the Closing Date, in form and substance satisfactory to the Purchaser, to the effect that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and the Company has the requisite corporate power and authority to own it properties and to conduct its business.

          (b) The Company is not presently required to be qualified to do business as a foreign corporation in any state or jurisdiction of the United States.

          (c) The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement. The Agreement has been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes legal, valid and binding obligations of the Company, subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors and except insofar

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
as the enforceability of the indemnification provisions of Section 8.11 of the Agreement may be limited by applicable laws and except that no opinion need be given as to the availability of equitable remedies.

          (d)  The capitalization of the Company is as follows:

               (i) Preferred Stock. 5,000,000 shares of Stock, of which (A) 500,000 shares have been designated Series A Preferred Stock and are issued and outstanding and (B) 250,000 shares have been designated as Series B Preferred and purchased pursuant to this Agreement. Such shares of Series B Preferred Stock have been duly authorized, issued and delivered, are validly outstanding, fully paid and nonassessable, and have been approved by all requisite shareholder action. The respective rights, privileges and preferences of the Preferred Series B are as stated in the Certificate attached as Exhibit A to the Agreement. The Conversion Stock has been duly and validly reserved for issuance and, when issued in accordance with the Certificate, will be validly issued, fully paid and nonassessable.

               (ii) Common Stock. 10,000,000 shares of Common Stock, of which 3,000,000 shares have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

               (iii) Except for (A) the conversion privileges of the Series A Preferred Stock, (B) the conversion privileges of the Series B Preferred, (C) the rights of first refusal contained in Section 9 hereof, (D) the rights of first refusal contained in the Sanyo Agreement, (E) 250,000 shares of Common Stock reserved for issuance upon the exercise of the stock option granted in the Sanyo Agreement, (F) 500,000 shares of Common Stock reserved for issuance upon exercise of outstanding Class A Warrants, (G) 150,000 shares of Common Stock reserved for issuance upon exercise of outstanding Underwriter's Warrants and (H) 657,000 shares of Common Stock reserved for issuance to employees and consultants upon exercise of outstanding stock options, there are no preemptive rights or, to the best of counsel's knowledge, options, warrants, conversion privileges or other rights (or agreements of any such rights) outstanding to purchase or otherwise obtain any of the Company's securities.

          (e) The certificates representing shares of the Preferred Stock and shares of Common Stock are in due and proper form and have been duly and validly executed by the officers of the Company named thereon.

          (f) The execution, delivery, performance and compliance with the terms of this Agreement do not violate any provision of any federal, state or local law, rule or regulation or of any judgment, writ, decree or order binding upon the Company or any provision of the Company's amended Articles or By-Laws.

          (g) All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement have been obtained and are effective as of the Closing, and such counsel is not aware of any proceedings, or threat thereof, which question the validity thereof.

          (h) Based in part upon the representations of the Purchaser in this Agreement, the offer and sale of the Series B Preferred pursuant to the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act by virtue of Section 4(2) thereof, and from the qualification requirements of the securities laws of the State of Nevada, or all requisite permits, qualifications and orders have been obtained.

          (i) Except as set forth on the Schedule of Exceptions attached to the Agreement as Exhibit B, such counsel is not aware of any action, proceeding or investigation pending against the Company or any of its officers, directors or employees, or that any of the foregoing has received any threat thereof, which questions the validity of the Agreement or the right of the Company or its officers, directors and employees to enter into such agreement or which might result, either individually or in the aggregate, in any adverse change in the assets, condition, affairs or prospects of the Company, nor is such counsel aware of any litigation pending, against the Company or any of its officers, directors or employees' or that any of the foregoing has received any threat thereof, by reason of the proposed activities of the Company, the past employment relationships of its officers, directors or employees, or negotiations by the Company or any of its officers or directors with possible investors in the Company.

          (j) The Company is not in violation of any provisions of its Articles or Bylaws, and neither of such documents is in violation of any provision of the Corporation Law of the State of Nevada.

     5.10 No Material Adverse Change. Between the date hereof and the Closing Date, there shall have been no material adverse change, regardless of insurance coverage therefor, in the business or any of the assets, results of operations, liabilities, prospects or conditions, financial or otherwise, of the Company.

                                   SECTION 6
                       THE COMPANY'S CONDITIONS TO CLOSING

     The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

     6.1  Representations.  The representations made by the Purchaser in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     6.2 Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

                                    SECTION 7
                        AFFIRMATIVE COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees as follows:

     7.1 Financial Information. The Company will mail the following reports to the Purchaser for so long as the Purchaser is a holder of any of the shares of Series B Preferred or shares of Conversion Stock:

          (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form similar information of the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

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
          (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company.

          (c) Within 15 days after the end of each fiscal month, unaudited consolidated balance sheets of the Company as of the end of such month, unaudited consolidated statements of operations including income statements, and unaudited consolidated rolling cash flow projections for each month and for the current fiscal year to date. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than accompanying notes), all in reasonable detail subject to year-end audit adjustments.

          (d) Promptly after each meeting or the execution of an action by written consent, copies of the minutes of proceedings or actions by written consent of the Company's Board of Directors and shareholders.

          (e) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries, if any, as the Purchaser may from time to time reasonably request.

          (f) For so long as the Purchaser is eligible to receive reports under this Section 7.1, it shall also have the right, at its expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, to examine its books of account and records, and to discuss their affairs, finances and accounts with their officers, all at such reasonable times as often as may be reasonably requested, provided, however, that the Company shall not be obligated to provide any information, other than to the representatives of the Purchaser on the Board of Directors, that it reasonably considers to be a trade secret or to contain confidential information.

     7.2 Assignment of Rights to Financial Information. The rights granted pursuant to Section 7.1 may not be assigned or otherwise conveyed by the Purchaser or by any subsequent transferee of any such rights without the prior written consent of the Company; provided, however, that the Purchaser may assign such rights to a parent, subsidiary or affiliate of the Purchaser upon notice to the Company thereof.

     7.3 Use of Proceeds. The Company shall completely segregate the proceeds from the sale of the Shares from all other funds of the Company. These funds shall be strictly and exclusively used for activities directly related to the SportPark segment of the Company's business and shall not be used for the Company's franchise business or for any other purposes. The Company shall maintain a separate accounting for the use of these proceeds and provide a copy of such accounting to the Purchaser upon request.

     7.4 Rule 144 Reporting. With a view to making available to the Purchaser the benefits of certain rules and regulations of the Securities and Exchange Commission which may permit the sale of the Conversion Stock to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

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
          (b) Use its best efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) So long as the Purchaser owns any Restricted Securities (as defined in Section 8.1 hereof) furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company filed with the Securities and Exchange Commission, and such other reports and documents of the Company and other information in the possession of or reasonably obtained by the Company as the Purchaser may reasonably request in availing itself of any due or regulation of the Securities and Exchange Commission allowing the Purchaser to sell any such securities without registration.

     7.5 Protective Provisions. For so long as the Purchaser or its assignees is a holder of any shares of the Series B Preferred or Conversion Stock, the Company shall not without the Purchaser's prior written consent:

          (a) change any of the terms of Series B Preferred as stated in the Certificate or any amendment, addition, change, modification or deletion of any portion of the By-Laws or Articles of the Company;

          (b) authorize or issue (i) any class or series of securities having rights senior to or pari passu with those of the Series B Preferred or (ii) any rights to purchase or any securities or instruments convertible or exchangeable into any such securities;

          (c) sell, lease, convey or otherwise dispose of all or substantially all of its assets, or effect any merger, consolidation, reorganization or amalgamation of the Company, with another corporation;

          (d)  adopt a statutory plan of share exchange;

          (e) redeem or repurchase (or enter into any agreement to become so obligated) any shares of Common Stock or Series B Preferred (other than pursuant to employee stock vesting or employee stock repurchase agreements or pursuant to the Certificate);

          (f) enter into any transaction with or increase the compensation paid or issue any securities of the Company, rights or options to purchase any securities of the Company or any instrument convertible or exchangeable or payable or satisfied with any securities of the Company or any other compensation derived from or based on the profits or securities of the Company to any of Messrs. John Boreta, Ron Boreta or Vaso Boreta or Boreta Enterprises Ltd. or any of their respective affiliates;

          (g) subject to the Sanyo Agreement and to the Agreement, dated as of July 29, 1996, by and between Three Oceans and the Company regarding the granting of certain rights to Three Oceans by the Company, including the right to participate in the ownership, development, management, and/or operation of a SportPark in Asia, Anaheim, California or Las Vegas, Nevada, the right to invest in or finance certain transactions, the right to supply certain products to the Company and certain signage rights, purchase, sell or lease any material parcel of real property for any SportPark, any single sport interactive entertainment or training complex ("Single Sport Complex") or similar facility or enter into any single transaction or series of related transactions in excess of $100,000 with respect to or relating to or in connection with any Single Sport Complex or similar facility without first providing the Purchaser an opportunity to approve the transactions(s) and to review and provide comments on the relevant documents prior to closing the transaction;
                                    16
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

          (h) dissolve or liquidate the Company and/or its assets or close the business of the Company; or

          (i) file a petition to appoint a receiver for the Company or file a voluntary petition for bankruptcy, insolvency or to make any assignment for the benefit of creditors of the Company.

     7.6 Principal Business. The Company shall ensure that all its principal shareholders officers and directors (a) direct or refer all opportunities relating to, similar to or of the same nature as the Company's Sports Park business exclusively to the Company, (b) not realize any profit or gain with respect to such opportunities to the detriment or in lieu of the Company and
(c) not otherwise misappropriate any corporate opportunity.

                                   SECTION 8
                  RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                          COMPLIANCE WITH SECURITIES ACT;
                       REGISTRATION RIGHTS; INDEMNIFICATION

     8.1 Certain Definitions. As used in this Agreement the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Conversion Stock" means the Common Stock issued or issuable pursuant to conversion of the Shares.

     "Exchange Act" shall mean the Securities Exchange Act of 1934 as amended or any similar federal statute and the rules and regulations of the Commissions thereunder all as the same shall be in effect at the time.

     "Holder" shall mean the Purchaser and any person holding Registrable Securities or shares to whom the rights under this Section 8 have been transferred in accordance with Section 8.2 hereof.

     "Registrable Securities" means (i) the Conversion Stock, and (ii) any Common Stock of the Company issued or issuable in respect of the Conversion Stock or other securities issued or issuable pursuant to the conversion of the shares upon any Recapitalization or any Common Stock otherwise issued or issuable with respect to the Shares provided however that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold or are available for sale in the opinion of counsel to the Company in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are or may be removed upon the consummation of such sale.

     The term "register," "registered" and "registration" refer to a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses, except Selling Expenses as defined below, incurred by the Company in complying with Sections 8.5, 8.6 and 8.7, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the

                                    17
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
compensation of regular employees of the Company which shall be paid in any event by the Company).

     "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 8.3 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the notes and regulations of the Commission thereunder all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the holders.

     8.2 Restriction on Transferability. The Shares and the Conversion Stock shall not be sold, assigned, transferred or pledged except upon satisfaction of the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Purchaser will cause any proposed assignee, transferee, or pledge of the shares of Conversion Stock held by the Purchaser to agree to take and hold such securities subject to the provisions and conditions of this Section 8.

     8.3  Restrictive Legend.  Each certificate representing (i) the Shares,
(ii) the Conversion Stock and (iii) any other securities issued in respect of the Shares or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar events, shall (unless otherwise permitted by the provisions of Section 8.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or the Conversion Stock in order to implement the restrictions on transfer established in this
Section 8.

     8.4 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 8.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) transfers not involving a change in beneficial ownership or (ii) transactions involving the distribution of Restricted Securities by the Purchaser to a parent, subsidiary or affiliate of the Purchaser), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected

                                    18
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without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities Transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section
8.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

     8.5  Request for Registration.

          (a) Request for Registration. If the Company shall receive from the Purchaser at any time a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

               (i) promptly give written notice of the proposed registration to all other Holders; and

               (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 8.5:

                    (A) After the Company has initiated one such registration pursuant to this Section 8.5(a);

                    (B) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred twenty (120) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

          (b) Subject to the foregoing clauses (A) and (B), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Purchaser.

The registration statement filed pursuant to the request of the Purchaser may include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

          (c) Underwriting. The right of any Holder to registration pursuant to Section 8.5 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the

                                    19
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
underwriting (unless otherwise mutually agreed by a majority in interest of the Purchaser and such holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he or she holds.

     8.6  The Company Registration.

          (a) Notice of Registration. If at any time or from time to time the Company shall determine to register of its securities, either for its own account or the account of a Holder or Holders, other than a registration relating solely to employee benefit plans or a post effective amendment to the registration statement for the Company's initial public offering, the Company will:

               (i)  promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under the sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.6(a)(i). In such event the right of any Holder to registration pursuant to this Section 8.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 8.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or other shareholder to the nearest 100 shares. If any Holder or other shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. The Company may include shares of Common Stock held by shareholders other than Holders in a registration statement pursuant to this Section 8.6, so long as the amount of Registrable Securities otherwise includable in such registration statement would not thereby be diminished.

          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 8.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

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
     8.7  Registration on Form S-3.

          (a) The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 8, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders).

          (b) If a request complying with the requirements of Section 8.7(a) hereof is delivered to the Company, the provisions of Section 8.5(a)(i) and
(ii) and Section 8.5(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Section 8.5(c) hereof shall apply to such registration.

     8.8 Expenses of Registration. All Registration Expenses incurred in connection with the registration pursuant to Section 8.5, 8.6 and 8.7 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares registered.

     8.9 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for at least one hundred twenty (120) days, provided that no such registration shall constitute a shelf registration under Rule 415 promulgated by the Commission under the Securities Act;

          (b) Enter into a written underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Holders and the managing underwriting or underwriters of the public offering of such securities, if the offering is to be underwritten in whole or in part;

          (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus' final prospects and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

          (d) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request within ten (10) days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business a foreign corporation in any jurisdiction where it is not so qualified;

          (e) Notify the Holders (of if they have appointed an attorney-in-fact, such attorney-in-fact) participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (f) Notify such Holders or their attorney-in-fact promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (g) Prepare and file with the Commission promptly upon the request of such registration statement or prospectus which, in the reasonable opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registration Securities by such Holders;

          (h) Prepare and promptly file with the Commission, and promptly notify such Holders or their attorney-in-fact of the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

          (i) In case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in effect may no longer be used under the Securities Act, prepare promptly upon request such amendment or amendments to such registration statement and such prospectus as may be necessary to permit compliance with the requirements of the Securities Act;

          (j) Advise such Holders or their attorney-in-fact, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

          (k) At the request of any such holder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, (i) an opinion, dated each such date, of the counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and (ii) to the extent the Company's accounting firm, is willing to do so, a letter dated each such date, from the independent public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matter, including information as to the period ending not more than five (5) business days prior to the data of such letter with respect to the registration statement and prospectus, as the underwriters or such requesting Holder or Holders may reasonably request.

     8.10 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

     8.11  Indemnification.

          (a) The Company will defend, indemnify and hold the Purchaser, each Holder, each of its officers, directors and partners, and each person controlling the Purchaser and each such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including without limitation, any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any breaches of the representations, warrants or covenants contained herein, or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Purchaser, and each such holder, each of its officers and directors, and each person controlling such holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company each to its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement prospectus' offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

          (c) Each party entitled to indemnification under this Section 8.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall, when applicable, permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matter as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     8.12 Transfer of Registration Rights. The rights to cause the Company to register securities granted the Purchasers under Sections 8.5, 8.6 and 8.7 may be assigned to a transferee or assignee in connection with any transferor assignment of Registrable Securities by the Purchaser provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws and (ii) such assignee or transferee acquires at least 10,000 of the Shares and /or Conversion Stock (appropriately adjusted for Recapitalization). Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any parent, subsidiary or affiliate of the Purchaser, without compliance with item (ii) above, provided, written notice thereof is promptly given to the Company.

     8.13 Standoff Agreement. Each Holder agrees, so long as such Holder holds at least five percent (5%) of the Company's outstanding voting equity securities, that, upon request of the Company or the underwriters managing an underwritten offering of the Company's securities, it will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, a the case may be, for such period of time (not to exceed one hundred and twenty (120) days) from the effective date of such registration as may be requested by the underwriters; provided that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

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
                                   SECTION 9
                       THE PURCHASER'S RIGHT OF FIRST REFUSAL

     9.1 Right of First Refusal. The Company hereby grants to the Purchaser the right of first refusal to purchase its pro rata share of all or any part of any New Securities (as defined in this Section 9.1) which the Company may, from time to time, propose to sell and issue. The Purchaser's pro rata share, for purposes of this right of first refusal, is the ratio that the sum of the number of shares of Common Stock issuable upon conversion of the shares held by the Purchaser and the number of shares of Conversion Stock then held by the Purchaser bears to the sum of the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion of the then outstanding Preferred Stock convertible into Common Stock.

          (a) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company including Common Stock and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) the Shares and the Conversion Stock, (ii) securities offered to the public generally pursuant to a registration statement or pursuant to Regulation A under the Securities Act, (iii) securities issued in the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation, (iv) shares of the Company's Common Stock or related options exercisable for such Common Stock issued to employees, officers and directors of the Company pursuant to any arrangement approved by the Board of Directors of the Company,
(v) stock issued pursuant to any rights or agreements, including without limitation convertible securities, options, warrants, provided that the rights of first refusal established by this Section 9.1 apply with respect to the initial sale or grant by the Company of such rights or agreements, and (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

          (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Purchaser written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. The Purchaser shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to the Purchaser's respective pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          (c) In the event the Purchaser fails to exercise such right of first refusal within said fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by the Purchaser at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any of such New Securities, without first offering such securities in the manner provided above.

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
          (d) The right of first refusal hereunder is not assignable except to a parent, subsidiary or affiliate of the Purchaser, without the prior written consent of the Company, which consent will not be unreasonably withheld.

                                   SECTION 10
                                 INDEMNIFICATION
     10.1 Survival of Representations. All representations, warranties and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing, but all claims for damages made by virtue of such representations, warranties and agreements shall be made under this Section
10. The representations and warranties set forth herein are cumulative, and any limitation or qualification set forth in any one representation and warranty therein shall not limit or qualify any other representation and warranty therein.

     10.2 Indemnification by the Company. Notwithstanding any term in this Agreement to the contrary, the Company, shall indemnify, defend, save and hold the Purchaser and its officers, directors, employees, agents and Affiliates (excluding Ron Boreta, Vaso Boreta, John Boreta and the Company; collectively, "Purchaser Indemnitees") harmless from and against all demands, claims, allegations assertions, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, whether or not the underlying demands, claims, allegations, etc., of third parties are meritorious; collectively, "Purchaser Damages") asserted against, imposed upon, resulting to, required to be paid by or incurred by any Purchaser Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for, (a) a breach of any representation or warranty made by the Company in this Agreement, in any certificate or document furnished pursuant hereto by the Company or any other agreement to which the Company is or is to become a party, or (b) a breach or nonfulfillment of any covenant or agreement made by the Company in or pursuant to this Agreement or in any other agreement to which the Company is or is to become a party.

     10.3 Indemnification by the Purchaser. The Purchaser shall indemnify, defend, save and hold the Company and its officers, directors, employees, agents and Affiliates (excluding Ron Boreta, Vaso Boreta, John Boreta and the Purchaser; collectively, "Company Indemnitees") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, whether or not the underlying demands, claims, allegations, etc., of third parties are meritorious (collectively, "Company Damages") asserted against, imposed upon, resulting to, required to be paid by or incurred by any Company Indemnitees, directly or indirectly, in connection with, arising out of, which would result in, or which would not have occurred but for, (a) a breach of any representation or warranty made by the Purchaser in this Agreement or in any certificate or document furnished pursuant hereto by buyer or any other agreement to which the Purchaser is a party and (b) a breach of nonfulfillment of any covenant of agreement made by the Purchaser in or pursuant to this Agreement and in any other agreement to which the Purchaser is a party.

     10.4 Notice of Claims. If any Purchaser Indemnitee or Company Indemnitee (an "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any Purchaser Damages or Company Damages, as the case may be ("Damages"), for which it is entitled to indemnification under this
Section 10, such Indemnified Party shall so notify the party or parties from

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
whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such party's rights under this Section 10 or otherwise except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnified Party.

     10.5 Third Party Claims. The Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense of any third party claim, action or suit, and the Indemnified Party may compromise or settle the same, provided that the Indemnified Party shall give the Indemnifying Party advance notice of any proposed compromise or settlement. The Indemnified Party shall permit the Indemnifying Party to participate in the defense of any such action or suit through counsel chosen by the Indemnifying Party, provided that the fees and expense of such counsel shall be borne by the Indemnifying Party. If the Indemnified Party permits the Indemnifying Party to undertake, conduct and control the conduct and settlement of such action or suit, (a) the Indemnifying Party shall not thereby permit to exist any encumbrance upon any asset of the Indemnified Party; (b) the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party; (c) the Indemnifying Party shall permit the Indemnified Party to participate in such conduct or settlement through counsel chosen by the Indemnified Party; and (d) the Indemnifying Party shall agree promptly to reimburse the Indemnified Party for the full amount of any Damages including fees and expenses of counsel for the Indemnified Party incurred after giving the foregoing notice to the Indemnifying Party and prior to the assumption of the conduct and control of such action or suit by the Indemnifying Party.

     10.6 Good Faith Efforts to Settle Disputes. The Purchaser and the Company agree that, prior to commencing any litigation against the other concerning any matter with respect to which such party intends to claim a right of indemnification in such proceeding, the respective chief executive officers (or officers holding such authority) of such parties shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute during which time such officers shall disclose to the others all relevant information relating to such dispute. In the event that the parties are unable to amicably resolve the matter or matters in dispute, the parties shall submit all matters still in dispute to arbitration in accordance with the arbitration rules of the American Arbitration Association. The Purchaser shall select an arbitrator and the Company shall select an arbitrator and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators shall be final and binding on the parties. Such matter shall be submitted to arbitration within thirty (30) days from the date that either the Company or the Purchaser declares that any matter in dispute cannot be amicable resolved. All costs and expenses of arbitration shall be paid equally by the Purchaser on one hand and the Company on the other. Any cash or other monetary award shall be paid within thirty (30) days of the arbitrators final decision. Arbitration shall be held in Las Vegas, Nevada.

                                   SECTION 11
                                  MISCELLANEOUS

     11.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Nevada.

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     11.2  Events of Default and Remedies.

          (a) For purpose of this Agreement, the term "Event of Default" shall mean the occurrence or happening of any breach or violation of or default in the observation or performance of any term, agreement, covenant, representation, warranty, condition or stipulation contained or referred to in this Agreement by any party to this Agreement.

          (b) (i) Upon the occurrence of an Event of Default, the non-defaulting party shall have all rights and remedies afforded by law or equity, including the remedy of specific performance, it being recognized that the Series B Preferred and Conversion Stock and the rights and benefits to be derived therefrom are unique and special. Any party awarded a money judgment against the other shall be entitled to recover in addition thereto interest thereon at the rate of twelve percent (12%) per annum.

               (ii) Each right, power and remedy provided for in this Agreement, or now or hereafter existing at law or in equity shall be cumulative and may be exercised successively or concurrently and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by either party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise of all such other rights, powers or remedies. No failure or delay on the party of any party to exercise any such right, power or remedy shall operate as a waiver thereof. No waiver by a party will be effective unless and until it is in writing and signed by an authorized representative of such party.

          (c) Each party will pay to the other, in addition to all other sums due all costs and expenses (including, without limitation, attorneys' fees, brokerage fees and accountants' fees) reasonably incurred by or on behalf of a party in exercising and protecting their rights and remedies hereunder, enforcing the obligations of the other party hereunder and defending any unsuccessful counterclaim, cross-claim or other claim asserted by the other party.

     11.3 Set Off. In addition to, and not in lieu of, any and all other remedies which the Purchaser otherwise may have at law or in equity, or pursuant to this Agreement, the Purchaser shall have the right to set off, counterclaim and recoup any loss against any amounts to be paid to the Company under this Agreement.

     11.4 Nonexclusivity. The foregoing set off right and the indemnification provision set forth in Section 8 are in addition to, and not in lieu or derogation of, any statutory, equitable or common law remedy the Purchaser may have arising out of or as a result of this Agreement or for breach of representations, warranties or covenants herein. Neither the exercise of nor the failure to exercise the set off right set forth in Section
10.3 shall constitute an election of remedies.

     11.5 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

     11.6 Anti-Dilution Provisions. The "Anti-Dilution Provisions" shall provide that in the event that any of the securities referenced herein as presently constituted, shall be changed into or exchanged for a different number or kind of securities or interests of the Company or of another entity (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, sale of assets or otherwise), or if the number of such securities shall be increased through the

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payment of a dividend, or if the Company makes any other distribution of securities or other property including cash in respect of such securities, then there shall be substituted for and added to such securities, as the case may be, theretofore subject or which may become subject to the terms of this Agreement, the number and kind of securities, interests or property into which each outstanding security shall be so changed, or for which each such security shall be exchanged, or to which each such security shall be entitled, as the case may be, and the purchase price per security appropriately adjusted.

     11.7 Assignment; Successors and Assigns. The rights and obligations of the Company and the rights of the Purchaser to purchase the Shares shall not be assignable without the written consent of the other; provided, however, the Purchaser may assign its rights and obligations under this Agreement to a parent, subsidiary or affiliate of the Purchaser upon notice to the Company thereof. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     11.8 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom endorsement of any such amendment, waiver, discharge or termination is sought.

     11.9 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by confirmed facsimile to the correct facsimile number or otherwise delivered by hand or by messenger, addressed (a) if to the Purchaser, at its address set forth on the cover page of this Agreement, or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares or Conversion Stock, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares or Conversion Stock who has so furnished an address to the Company, or (c) if to the Company, one copy shall be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchaser.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     11.10 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares or Conversion Shares upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Except as provided in Section 11.8 hereof, any waiver, permit, consent or approval of any kind or character on the part of any holder of any

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breach of default under this Agreement or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     11.11 Expenses. Except as otherwise provided herein, the Company and the Purchaser shall each bear their own expenses incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

     11.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     11.13 Confidentiality. Neither party shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior written consent of the other party. This provision shall not apply, however, to any announcement or written statement which in the opinion of counsel to such party is required to be made by law or the regulations of any federal or state governmental agency or any stock exchange.

     11.14 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     11.15 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     The foregoing Agreement is hereby executed as of the date first above written.

"PURCHASER"

LAS VEGAS DISCOUNT GOLF & TENNIS,
  INC., a Colorado corporation


By: /s/ Vaso Boreta
   Name:  Vaso Boreta
   Title:  President

"COMPANY"

SAINT ANDREWS GOLF CORPORATION, a
  Nevada corporation



By: /s/ Ronald S. Boreta
    Name:  Ronald S. Boreta
    Title:  President



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